EXHIBIT 5.1





                                   July 24, 1996




The Board of Trustees
Amli Residential Properties Trust
125 South Wacker Drive
Chicago, Illinois  60606

Ladies and Gentlemen:

     We have acted as counsel to Amli Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the proceedings (the "Company Proceedings") taken and to be taken relating to the registration by the Company of an aggregate of 143,500 common shares of beneficial interest (the "Shares") of the Company, $.01 par value per share, with the Securities and Exchange Commission (the "SEC") for resale by a certain selling shareholder who may obtain the Shares upon exchange of limited partnership units in Amli Residential Properties, L.P. We have also participated in the preparation and filing with the SEC under the Securities Act of 1933, as amended, of a registration statement on Form S-3 (the "Registration Statement"), relating to such Shares.

     As special counsel to the Company, we have examined originals or copies certified to our satisfaction of the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust") and Amended and Restated Bylaws, resolutions of the Board of Trustees, and such other Company records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

     Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, upon completion of the Company Proceedings, the Shares will have been duly authorized for issuance, and when the Shares are issued and delivered in accordance with the Company




The Board of Trustees
Amli Residential Properties Trust
June 24, 1996
Page 2




Proceedings and the resolutions authorizing their issuance, the Shares will be validly issued, fully paid and, except as described below, nonassessable.

     Our opinion relating to the nonassessability of the Shares does not pertain to the potential liability of shareholders of the Company for debts and liabilities of the Company. Section 5-350 of the Maryland Courts and Judicial Proceedings Code provides that "a shareholder . . . of a real estate investment trust . . . is not personally liable for the obligations of the real estate investment trust." The Declaration of Trust provides that no shareholder shall be personally liable in connection with the Company's property or the affairs of the Company. The Declaration of Trust further provides that the Company shall indemnify and hold harmless shareholders against all claims and liabilities and related reasonable expenses to which they become subject by virtue of their status as current or former shareholders. In addition, we have been advised that the Company, as a matter of practice, inserts a clause in its business, management and other contracts that provides that shareholders shall not be personally liable thereunder. Accordingly, no personal liability should attach to the Company's shareholders for contract claims under any contract containing such a clause where adequate notice is given. However, with respect to tort claims, contract claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable for such claims and liabilities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters".

                                   Very truly yours,



                                   MAYER, BROWN & PLATT